UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2011

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of SuperGen, Inc., a Delaware corporation (the “Company”) was held on June 16, 2011.  The proposals submitted to a vote of the stockholders at the meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 2, 2011.  The final results of voting for each matter are as follows:

Proposal 1:                                     Approval of the issuance of (a) a number of shares of SuperGen common stock to certain former securityholders of Astex in connection with the Transaction equal to 35% of the outstanding stock of SuperGen after giving effect to the share issuance, plus an additional number of shares of SuperGen common stock potentially issuable in payment of some or all of the $30 million in deferred consideration, but in no event more than a total of 52.5 million shares of SuperGen common stock, and (b) a number of additional shares of SuperGen common stock potentially issuable upon exercise of certain options to be assumed by SuperGen in connection with the Transaction.

Votes For:	36,731,832
Votes Against:	2,823,709
Votes Abstaining:	129,170
Broker Non-Votes:	14,823,423

Proposal 2:                                     Approval to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the issuances of shares in connection with the Transaction.

Votes For:	32,796,183
Votes Against:	6,598,314
Votes Abstaining:	290,214
Broker Non-Votes:	14,823,423

Proposal 3:                                     Election of the Board of Directors of the Company.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Charles J. Casamento	26,082,739	13,601,972	14,823,423
Thomas V. Girardi	29,586,760	10,097,951	14,823,423
Allan R. Goldberg	24,431,169	15,253,542	14,823,423
Walter J. Lack	21,677,245	18,007,466	14,823,423
James S.J. Manuso	29,426,713	10,257,998	14,823,423
Michael D. Young	29,852,030	9,832,681	14,823,423

Proposal 4:                                     Approval of an amendment to the 2008 Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance by 250,000 shares for a total of 500,000 shares reserved under the plan.

Votes For:	36,139,281
Votes Against:	3,300,816
Votes Abstaining:	244,614
Broker Non-Votes:	14,823,423

Proposal 5:                                     Ratification of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2011.

Votes For:	51,749,331
Votes Against:	1,741,593
Votes Abstaining:	1,017,210

Proposal 6:                                     Advisory vote on compensation of named executive officers.

Votes For:	31,387,603
Votes Against:	3,581,852
Votes Abstaining:	4,715,256
Broker Non-Votes:	14,823,423

Proposal 7:                                     Advisory vote on the frequency of the advisory vote on compensation of named executive officers.

One Year:	23,479,590
Two Years:	915,262
Three Years:	9,963,471
Abstaining:	5,326,388

Each of Proposals 1 through 6 set forth above was approved, and a majority of stockholders advised that the frequency of advisory votes on compensation of named executive officers in Proposal 7 be “One Year.”  Based on this, the Company will include an advisory vote on named executive officer compensation in its proxy statement for each annual meeting of stockholders until the next advisory vote taken on the frequency of advisory votes on named executive officer compensation.

Item 8.01  Other Events.

On June 16, 2011, SuperGen issued a press release announcing that stockholders had approved the issuance of shares to be issued in connection with the proposed acquisition of Astex Therapeutics Limited, a UK corporation, pursuant to an Implementation Agreement dated April 6, 2011 (the “Transaction”).  Completion of the Transaction is still subject to a number of closing conditions and is expected to close in July 2011.

The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1

Press release date June 16, 2011 announcing the results of the stockholder vote to approve the issuance of shares in connection with the proposed acquisition of Astex Therapeutics Limited, a UK corporation, pursuant to an Implementation Agreement dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin Chief Financial Officer

Date:  June 16, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release date June 16, 2011 announcing the results of the stockholder vote to approve the issuance of shares in connection with the proposed acquisition of Astex Therapeutics Limited, a UK corporation, pursuant to an Implementation Agreement dated April 6, 2011.